Exhibit 10.5

AGREEMENT REGARDING

SUPPLEMENTAL RETIREMENT BENEFITS

This agreement is being entered into between David W. Stevens (“Executive”) and Cascade Natural Gas Corporation (“Cascade”) to document their agreement with respect to supplemental retirement benefits.

A.            Executive and Cascade entered into an employment agreement date March 3, 2005 (the “Employment Agreement”).

B.            Section 4.4 of the Employment Agreement provides that Cascade will provide Executive the opportunity to participate in a supplemental deferred compensation plan that will be anticipated, using reasonable assumptions concerning the rate of investment returns, to provide Executive with replacement pay at retirement equal to 55 percent of his average base salary at normal retirement age 65 with 15 years of service, under the Employment Agreement, after taking into account Social Security retirement benefits and any retirement benefits payable to Executive under any qualified or nonqualified retirement plan sponsored by Cascade or by Executive’s prior employer.

C.            Cascade is adopting a new executive deferred compensation plan that will credit to an account for Executive a net contribution amount as well as a rate of investment return based on elections made by Executive.

D.            The new plan will not provide a guaranteed level of retirement income because it will provide benefits based on the rate at which net contribution amounts and investment earnings are credited to Executive’s account and,  as a result, it is possible that the value of the account may provide more or less than 55 percent of Executive’s average base salary.

E.             Actuaries retained by Cascade have produced the attached schedule of net contribution amounts to be credited to Executive’s account that will reasonably be expected, based on the assumptions set out in the schedule, to provide the targeted rate of replacement pay.

In consideration of the premises, the parties agree as follows:

1.             Net contributions to the account under the deferred compensation plan that are in accordance with the attached schedule will satisfy Cascade’s obligations to Executive under section 4.4 of the Employment Agreement.

2.             Cascade shall have no liability to Executive under section 4.4 of the Employment Agreement other than to credit contributions to the Executive’s account under the plan at the rates set forth in the attached schedule during the term of Executive’s employment with Cascade.

CASCADE NATURAL GAS CORPORATION		EXECUTIVE

By	/s/ Larry L. Pinnt	/s/ David W. Stevens
Title	Chairman
		Executed:	January 11, 2006
Executed:	January 11, 2006

Cascade Natural Gas

Executive Defined Contribution Plan Benefit Projection

Input Data for David Stevens as of October 1, 2005

Hire Age:	46		Current Annual Base Pay (excluding bonus):	$400,000
Current Age:	46		Future Pay Increases:	4.00%
Retirement Age:	65		Pre-Ret DC Investment Return:	6.50	%(1)
Service at Retirement:	19		Post-Ret DC Investment Return:	5.50	%(2)
Assumed Bonus %:	27	%(4)	401(k) Annual Deferral (% of Qualified Pay):	6.00	%(3)
Personal Tax Rate:	35%		Assumed Future Profit Sharing Contribution:	2.00%
Corporate Tax Rate:	36.5%

Benefit Development for David Stevens

						Prior Er
			Qualified		Prior Er	SERP &
			Plan	Prior Er CB	Qual DC	401(k)	CNG			CNG		CNG
BOY	Total		Limited	(now IRA)	(now IRA)	Shadow After-	Match		CNG Match	Other DC		Other DC	BOY
Age	Comp	Base Pay	Comp	Acct EOY	Acct EOY	Tax Acct EOY	Cont.		Acct EOY	Cont.		Acct EOY	Service
45				244,121	156,662	738,057
46	508,000	400,000	210,000	259,988	166,845	769,240	0	(6)	0	0	(6)	0	0.5
47	528,320	416,000	215,000	276,888	177,690	801,740	6,450		6,656	12,900		13,313	1.5
48	549,453	432,640	220,000	294,885	189,240	835,614	6,600		13,900	13,200		27,800	2.5
49	571,431	449,946	225,000	314,053	201,541	870,919	6,750		21,770	13,500		43,539	3.5
50	594,288	467,943	235,000	334,466	214,641	907,715	7,050		30,460	14,100		60,920	4.5
51	618,060	486,661	240,000	356,207	228,593	946,066	7,200		39,870	14,400		79,741	5.5
52	642,782	506,128	245,000	379,380	243,451	986,037	7,350		50,047	14,700		100,094	6.5
53	668,493	526,373	250,000	404,018	259,275	1,027,697	7,500		61,040	15,000		122,080	7.5
54	695,233	547,428	255,000	430,280	276,128	1,071,117	7,650		72,902	15,300		145,805	8.5
55	723,042	569,325	265,000	458,248	294,077	1,116,372	7,950		85,845	15,900		171,690	9.5
56	751,964	592,098	270,000	488,034	313,192	1,163,539	8,100		99,784	16,200		199,569	10.5
57	782,043	615,782	275,000	519,756	333,549	1,212,698	8,250		114,784	16,500		229,568	11.5
58	813,324	640,413	285,000	553,540	355,230	1,263,935	8,550		131,069	17,100		262,137	12.5
59	845,857	666,029	290,000	589,520	378,320	1,317,336	8,700		148,566	17,400		297,133	13.5
60	879,692	692,671	300,000	627,839	402,911	1,372,994	9,000		167,511	18,000		335,022	14.5
61	914,879	720,377	305,000	668,649	429,100	1,431,003	9,150		187,842	18,300		375,684	15.5
62	951,474	749,192	315,000	712,111	456,991	1,491,463	9,450		209,804	18,900		419,608	16.5
63	989,533	779,160	320,000	758,398	486,696	1,554,477	9,600		233,348	19,200		466,697	17.5
64	1,029,115	810,327	330,000	807,694	518,331	1,620,153	9,900		258,733	19,800		517,465	18.5

		Exec
		Gross	Exec				Corp Tax on	Total Cost of
BOY	Total	Cont	Gross	Exec Net		Exec Acct	Exec Inv	Exec Plan
Age	Comp	Percent	Cont.	Cont. (5)		EOY	Earnings	(Cont. + Tax)
45
46	508,000	5.25%	21,000	21,000	(6)	21,672	245	21,245
47	528,320	5.25%	21,840	2,490		25,650	543	3,033
48	549,453	5.25%	22,714	2,914		30,324	643	3,556
49	571,431	5.25%	23,622	3,372		35,775	759	4,131
50	594,288	5.25%	24,567	3,417		41,627	889	4,306
51	618,060	5.75%	27,983	6,383		50,920	1,062	7,445
52	642,782	5.75%	29,102	7,052		61,508	1,290	8,343
53	668,493	5.75%	30,266	7,766		73,520	1,550	9,316
54	695,233	5.75%	31,477	8,527		87,099	1,844	10,371
55	723,042	5.75%	32,736	8,886		101,931	2,170	11,056
56	751,964	6.25%	37,006	12,706		121,669	2,567	15,273
57	782,043	6.25%	38,486	13,736		143,753	3,047	16,783
58	813,324	6.25%	40,026	14,376		167,933	3,578	17,954
59	845,857	6.25%	41,627	15,527		194,872	4,165	19,692
60	879,692	6.25%	43,292	16,292		224,352	4,814	21,105
61	914,879	6.75%	48,625	21,175		260,788	5,570	26,745
62	951,474	6.75%	50,570	22,220		300,670	6,447	28,667
63	989,533	6.75%	52,593	23,793		344,768	7,411	31,205
64	1,029,115	6.75%	54,697	24,997		392,975	8,471	33,469

(1)          a.                Size of fund will limit investment options.

b.              Size of fund will result in higher fees than company pension plan.

c.               8% pension plan assumption is relatively aggressive today.

d.              Company has risk if defined benefit pension plan fails to meet the 8% assumption.

(2)          Annuity purchase interest assumption. Represents fixed income return rate.

(3)          Assumes full company match. No employee contributions are counted toward the 55% of pay target.

(4)          Short term bonus assumption is approximately half of target.

(5)          Plan is graduated for larger contributions in later years.

(6)          First year exclusion from Cascade qualified plans.

Cascade Natural Gas

Executive Defined Contribution Plan Benefit Projection

Age 65 Benefit Calculation for David Stevens

		Benefit	Pct of Final 3yr Avg

	Total Target Replacement Ratio Under Non Qualified Plan at Age 65
	1) Final 3 Year Average Base Salary	779,560
	2) 55% x Final 3 Year Average Base Salary	428,758	55.0%

	Elements to Reach Target

1.	Social Security Benefit
	1) Projected Social Security benefit beginning at age 65	43,772
	2) One half of Projected Social Security benefit	21,886	2.8%

2.	Qualified Plan Benefit
	1) CNG Match Account	258,733
	2) CNG Other DC Accounts	517,465
	3) Annuity Factor at age 65	11.31327
	4) CNG Qualified Plans annual annuity at age 65	68,610	8.8%

3.	Prior Employer Qualified Benefits
	1) Getty single life annuity at age 65	976
	2) SU 10 year certain and life annuity, converted to single life annuity at age 65	1,454
	3) Cash Balance (IRA), converted to single life annuity at age 65	71,394
	4) DC plan account, converted to single life annuity at age 65	45,816
	5) Total annuity from prior employer qualified plans	119,640	15.3%

4.	Prior Employer Non-Qualified Benefits
	1) SERP & Shadow 401(k) after-tax account balance at age 65	1,620,153
	2) Equivalent after-tax annuity at age 65	143,208
	3) After-tax annuity converted to equivalent pre-tax annuity (IRC 72)	186,828	24.0%

5.	Target Executive DC Benefit Payable in Order to Meet Retirement Objective at Age 65	31,794	4.1%

	Proposed Executive DC Plan Design Results
	1) Executive DC Plan account balance at age 65	392,975
	2) Executive DC Plan annual annuity at age 65	34,736	4.5%